SCHEDULE II
               INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                              SHARES PURCHASED        AVERAGE
               DATE           SOLD(-)                 PRICE(2)


COMMON STOCK-IDEX CORP

GABELLI FUNDS, INC.
          THE GABELLI SMALL CAP GROWTH FUND
               3/27/96            1,500-           39.8487
               3/18/96            1,500-           38.1154

          THE GABELLI EQUITY TRUST,INC.
               4/08/96              800-           39.3237

          THE GABELLI ASSET FUND
               3/27/96            1,000-           39.8487
               3/25/96            2,000-           39.3237
               3/18/96            3,000-           38.1987
               3/15/96            6,500-           37.9487

GAMCO INVESTORS, INC.
               5/13/96           75,000-             *DO
               5/02/96              300-           39.7500
               5/01/96            1,500-             *DO
               4/29/96              300-           38.7500
               4/23/96              600-             *DO
               4/18/96            4,500-           40.5000
               4/08/96            1,500-           39.5000
               3/29/96            1,000-           38.3750
               3/28/96              750-           39.5000
               3/26/96            1,250-           39.6250
               3/22/96            4,000-             *DO




(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.


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